[LETTERHEAD APPEARS HERE]                                         EXHIBIT 10(j)


                              FINANCING COMMITMENT

                                      FOR

                               CEC RESOURCES LTD.

                                                               November 25, 1998


BORROWER:               CEC Resources Ltd. (the "Borrower")
---------

LENDER:                 Canadian Imperial Bank of Commerce ("CIBC")
-------


CONFIDENTIALITY:        This Financing Commitment will be treated in confidence
---------------         by the Borrower And CIBC unless disclosure is required
                        by law.


AMOUNT:                 Cdn.    $2,500,000 as a revolving production loan (the
------                          "Revolving Loan")
                                and
                        US      $1,000,000 as a swap facility (the "Swap
                                Facility")

                        (collectively the "Facility").


PURPOSE:                Revolving Loan
--------                --------------

                        For normal operating requirements and to assist the Borrower in the exploration, development and acquisition of oil and gas reserves in Western Canada.

                        Swap Facility
                        -------------

                        To accommodate contingent risk exposure as a result of Interest Rate Swaps, Commodity Swaps, Forward Rate Agreements and Forward Exchange Contracts.

BORROWING BASE:         This Financing Commitment, subject to Conditions of
---------------         Funding, permits draws of up to Cdn. $2,500,000 under
                        the Revolving Loan (the "Borrowing Base") and, subject to adjustment as herein provided, will remain in effect until notified by CIBC.

                        CIBC will undertake, annually or semi-annually if CIBC so chooses, a review of the Borrower's oil and gas properties evaluated in an independently prepared economic engineering evaluation for purposes of redetermining the Borrowing Base applicable to the Revolving Loan. To assist in such redetermination, the Borrower will provide to CIBC operating statements and such other technical information with respect to the properties being reviewed as CIBC may request.

[CIBC LETTERHEAD APPEARS HERE]


                   CIBC reserves the right to request an independent economic engineering evaluation prepared annually by an engineering firm chosen by the Borrower and acceptable to CIBC.

                   Should CIBC determine at any time that there is a Borrowing Base Shortfall, the Borrower will, within 60 days, use whatever means necessary to reduce its indebtedness under this Financing Commitment by that amount stipulated by CIBC, or alternatively pledge additional security to CIBC sufficient to cover, in CIBC's opinion, such deficiency.

                   While a Borrowing Base Shortfall exists, the Borrower shall:

                   * not request new Availments except for the rollover or conversion of a then maturing Availment;

                   * provide CIBC with information needed to determine the Borrower's Available Cash Flow;

                   * dedicate on a monthly basis for repayment of this Financing Commitment such portion of its Available Cash Flow as is required to eliminate the Borrowing Base Shortfall; and

                   * pay the increased compensation required under the heading "Rates and Stamping Fees".


AVAILABILITY:      Revolving Loan
-------------      --------------

                   The Financing Commitment can be advanced by way of any combination of the following Availments:

                   *  overdraft borrowings;

                   * letters of credit, letters of guarantee, cheque credits, bid cheques for out of Province land sales, or corporate visa, (collectively the "Sundry Options").

                   Swap Facility
                   -------------

                   At the Borrower's request and subject to market availability, CIBC will provide quotes for (I) interest rate swaps and forward rate agreements to provide fixed or floating rate funding for part or all of the Production Loan (II) commodity swaps covering a portion of the Borrower's oil and gas production, and (III) forward exchange contracts, subject to the following:

                      a. Interest Rate Swaps and Forward Rate Agreements - terms shall not exceed the lesser of four years and the date of expiry or termination of the Term Phase, with aggregate amounts hedged not to exceed 75% of the average Principal Indebtedness outstanding during the Borrower's previous fiscal quarter;

[CIBC LETTERHEAD APPEARS HERE]


                         b. Commodity Swaps - terms shall not exceed the lesser
                            of three years (unless otherwise agreed) and the date of expiry or termination of the Term Phase, with aggregate production volumes hedged from all sources, for both gas and oil, not to exceed 60% of the Borrower's average production as forecast by CIBC;

                         C. Forward Exchange Contracts - terms shall not exceed
                            the lesser of four years and the date of expiry or termination of the Term Phase, with aggregate amounts hedged not to exceed 75% of the Borrower's applicable foreign revenue;

                      provided that in all instances, the Borrower's contingent liability to CIBC under the Swap Facility shall rank pari passu with the Principal Indebtedness.

TERM:              The Revolving Phase of the Revolving Loan will expire on
-----              April 30, 1999 but at the request of the Borrower the
                   Revolving Loan may be renewed upon such terms and for such, period (not to exceed in any event 364 days) as CIBC may in its discretion agree to (a "Revolving Period").

REPAYMENT:         Revolving Phase
----------         ---------------
                   The Revolving Loan will revolve and fluctuate at the Borrower's option until April 30, 1999 with interest payments to be made monthly in arrears. While the Revolving Loan is in the Revolving Phase, the Borrower may, at least 60 days prior to the termination of the Revolving Phase, request an extension of the Revolving Phase provided:

                   *  the extension is for 364 days or less;

                   * the extension will not result in the then current Revolving Period extending beyond 364 days; and

                   * CIBC, in its unrestricted discretion, consents to the extension.

                   An extension of the Revolving Phase will create a new and separate Revolving Period which, in turn can only be extended as provided above.

                   Upon the expiration or termination of the Revolving Phase, any amount undrawn under the Revolving Loan will be permanently cancelled.

                   Term Phase
                   ----------

                   During the Term Phase, the Revolving Loan will be permanently reduced by way of consecutive monthly principal payments over an amortization period consistent with the Borrower's cash flow profile, as determined by CIBC, by applying its usual practice for similar type loans in comparable circumstances, provided that such amortization period shall not exceed 48 months.

[CIBC LETTERHEAD APPEARS HERE]

                   Where used herein, the term "Term Phase" means the period commencing after the end of the Revolving Phase until repayment of the Revolving Loan in full.

PREPAYMENT AND
CANCELLATION:      The Borrower may permanently prepay the Facility in hole or
-------------      in part, subject to the following:

                   *  all prepayments will be made in inverse order of maturity;

                   * Availments by way of commodity swaps, interest rate swaps, forward rate agreements and forward exchange contracts may be prepaid only at maturity except where the Borrower agrees to pay CIBC's breaking costs due to early redemption of offsetting positions or otherwise, including all costs associated with reversing positions, provided such early redemption is possible;

                   * prepayment sourced through another financial institution will be subject to a prepayment penalty of 1% of the amount prepaid; and

                   * the Borrower may at any time, upon giving CIBC two Banking Days prior notice, cancel any unused part of the Facility and any cancelled portion will not be reinstated.

INTEREST RATES
AND FEES:          CIBC Prime Rate in effect from time to time plus 3/4% of 1%
--------------     per annum.

                   Standby Fee
                   -----------

                   1/4 of 1% per annum calculated on the undrawn portion of the available and unused Revolving Loan is payable by the Borrower monthly in arrears.

                   Sundry Options
                   --------------

                   Fees on Sundry Options are subject to change without notice and are payable by the Borrower as follows:

                      Letters of Credit/  -  1.3% per annum or portion thereof
                      Letters of Guarantee   in advance with a minimum of $150
                      Corporate Visa      -  CIBC standard rates
                      Bid Cheques         -  2.0% per annum plus $10.00 per
                                             cheque

                   CIBC's costs, including legal and the cost to prepare any environmental assessments, in connection with the preparation, establishment, operation or enforcement of this Financing Commitment, including the Security, are for the account of the Borrower.

                   A Cdn. $7,500 structure fee is payable upon the Borrower's acceptance of the terms and conditions hereof.

[CIBC LETTERHEAD APPEARS HERE]


                   Term Phase
                   ----------

                   During the Term Phase, the interest rates then applicable to CIBC Prime Rate loans shall each increase by 1 % per annum.

                   Borrowing Base Shortfall or Event of Default
                   --------------------------------------------

                   Effective on the 30th day following receipt by the Borrower of a notice of a Borrowing Base Shortfall or an Event of Default (the "Effective Date"), the interest rates then applicable to CIBC Prime Rate loans shall increase by 1 % per annum and such increase shall remain in effect for as long as a Borrowing Base Shortfall or Event of Default subsists.

SECURITY:          The Borrower will provide to CIBC and maintain the
---------          following as security for all obligations of the Borrower
                   arising under this Financing Commitment, including any liability or exposure of CIBC under the Sundry Options and the Swap Facility.

                   * Demand Debenture in the amount of Cdn. $10,000,000 conveying first floating charge over all of the Borrower's property and assets, both present and future acquired, registered in all jurisdictions in which the Borrower carries on business;

                   * Negative pledge and undertaking to provide fixed charge security;

                   * General Security Agreement providing a first priority security interest in all present and after-acquired personal property of the Borrower;

                   *  Standard CIBC agreement respecting hydrocarbons;

                   * Officers certificate confirming ownership of the Borrower's oil and gas properties and interests as evaluated by CIBC;

                   * Standard CIBC agreement and documentation relative to Sundry Options;

                   * Standard ISDA form agreement relative to swap transactions; and

                   *  Standard CIBC overdraft lending agreement.

                   (collectively the "Security").

                   In the event of any conflict between this Financing Commitment and the Security, this Financing Commitment shall govern.

[CIBC LETTERHEAD APPEARS HERE]


CONDITIONS
OF FUNDING:        Conditions Precedent to Drawdown. CIBC's obligation to
-----------        --------------------------------
                   provide Availments shall be subject to the following conditions precedent being met, unless waived in writing by
                   CIBC:

                   * receipt by CIBC of the Financing Commitment and the Security, all duly authorized, executed and delivered, together with appropriate opinion letters from legal counsel to the Borrower and to CIBC;

                   * satisfactory review of the Borrower's environmental management policies and practices, and Year 2000 readiness;

                   * no Event of Default shall have occurred nor any event which, after notice or lapse of time or both, would become an Event of Default;

                   * CIBC's review of title opinions in respect of the oil and gas properties to be acquired by the Borrower, and CIBC's being satisfied as to the title to such interests being so acquired;

                   Additional Condition. In addition to the conditions set
                   --------------------
                   forth above, CIBC's obligation to provide Availments other than rollovers or conversions of a then maturing advance, shall be suspended for as long as there exists a Borrowing Base Shortfall.

                   Corporate Acquisitions. The Borrower shall not utilize,
                   ----------------------
                   whether directly or indirectly, Availments to facilitate, assist or participate in a Corporate acquisition without the prior consent of CIBC.

REPORTING
REQUIREMENTS:      The Borrower will provide to CIBC:
-------------
                   *  audited financial statements within 120 days of the
                      Borrower's fiscal year end;

                   * unaudited quarterly financial statements within 90 days of the end of the first three fiscal quarters of each fiscal year;

                   * an independently prepared economic engineering evaluation covering the Borrower's oil and gas properties along with annual cash flow projections and capital expenditure budgets within 120 days of the end of each fiscal year;

                   * Quarterly production revenue statements within 60 days of each quarter end, such statements indicating the gross oil and gas production, net production, total revenues, royalties and other burdens, operating expenses and net revenues, in a format acceptable to CIBC;

                   * such other documentation and information as CIBC may reasonably request, including any internally or independently prepared environmental assessment reports.

[CIBC LETTERHEAD APPEARS HERE]

DISPOSITION
LIMIT:             In addition to the Borrower's covenants found in Schedule
------             A, the Borrower will not sell, convey or otherwise dispose of any of its Proved Producing Reserves or related facilities, other than in the normal course of business and on arm's length terms, provided that, if cumulative proceeds of all dispositions to be received by the Borrower exceed $250,000 such proceeds will be used to permanently repay the Principal
                   Indebtedness, unless other arrangements are made with CIBC;

INDEMNITY:         The Borrower agrees to indemnify and hold CIBC and its
----------         officers, directors, employees and agents harmless against any and all liabilities and costs associated with or as a result of any breach or non-compliance of any legislation, order, directive or judgement by the Borrower for the protection of the environment. This indemnity will survive the repayment, cancellation or termination of this Financing
                   Commitment.

NOTICES:           Any notice or communication to be given hereunder and under
--------           the Security may be effectively given by delivering the same at the addresses hereinafter set forth or by telecopy or by sending the same by prepaid registered mail to the parties at such addresses. Any notice so mailed will be deemed to have been given upon actual receipt thereof. The mailing address of the parties are:

                   CEC Resources Ltd.
                   Suite 1150,1700 Broadway
                   Denver, Colorado
                   80290

                   Attention: Patrick R. McDonald, President
                   Telecopy:  303-860-9128

                   Canadian Imperial Bank of Commerce
                   Oil & Gas Group
                   10th Floor Bankers Hall
                   855 - 2nd Street S.W.
                   Calgary, Alberta
                   T2P 2P2

                   Attention: Vice President, Oil & Gas
                   Telecopy:  403-221-5779

                   Either party may from time to time notify the other, in accordance with the provisions hereof, of any change of address or addressee, which thereafter, until changed by like notice, will be the address of such party for all purposes of this Financing Commitment and the Security.

[CIBC LETTERHEAD APPEARS HERE]

GENERAL TERMS
AND CONDITIONS:    Schedule "A" contains general definitions, covenants, events
---------------    of default, terms  and conditions which form part of this
                   Financing Commitment.

                   OUR FINANCING COMMITMENT IS OPEN TO ACCEPTANCE BY YOU ON OR PRIOR TO DECEMBER 4,1998.

                   CANADIAN IMPERIAL BANK OF COMMERCE


                   Per: /s/ Darel J. Ellert
                        _____________________
                   Name:  Darel J. Ellert
                   Title: Manager, Commercial Banking


                   Per: /s/ Peter G. Fortune
                        _____________________
                   Name:  Peter G. Fortune
                   Title: Risk Manager


                   THE ABOVE TERMS AND CONDITIONS AND THOSE CONTAINED IN THE ATTACHED SCHEDULE "A" ARE AGREED TO BE EFFECTIVE THE 26TH DAY OF NOVEMBER, 1998.




                   CEC RESOURCES LTD.


                   Per:__________________________
                   Name:  Patrick R. McDonald
                   Title: President

                   Per:__________________________
                   Name:
                   Title:

[CIBC LETTERHEAD APPEARS HERE]

                THIS IS SCHEDULE A TO THE FINANCING COMMITMENT OF
                CANADIAN IMPERIAL BANK OF COMMERCE IN FAVOUR OF
                   CEC RESOURCES LTD. DATED NOVEMBER 25,1998

                                   ARTICLE I
                                  DEFINITIONS

1.1  Definitions Capitalized words and phrases used in the Financing Commitment
     ------------
and in all notices and communications expressed to be made pursuant thereto shall have the meanings set out below, unless otherwise defined in this Financing Commitment.

"Available Cash Flow' means, in respect of the Borrower for any period, its
----------------------
revenue from operations (including net proceeds of a Property Disposition) for such period, less:

(a) royalties and other contractual obligations necessary to preserve and maintain title to its oil and gas properties for such period;

(b)  interest or other fees pursuant to this Financing Commitment;

(C) its reasonable general, administrative and operating expenses for such period;

(d)  taxes applicable to such period;

(e) reasonable abandonment and reclamation costs consistent with industry standards; and

(f)  any other amounts that CIBC may allow in writing.

"Availment" means an availment by the Borrower permitted under this Financing
------------
Commitment.

"Banking Day" means any day, other than a Saturday or Sunday, on which Canadian
--------------
chartered banks are open for domestic business in Calgary, Alberta.

"Borrowing Base Shortfall" means that amount expressed in Canadian Dollars by
---------------------------
which the Principal Indebtedness under the Facility at any time exceeds the then existing Borrowing Base applicable to the Facility.

"Cdn. Dollars" means such currency of Canada which, as at the time of payment or
---------------
determination, is legal tender in Canada for the payment of public or private debts.

"CIBC Prime Rate" means the variable rate of interest quoted by CIBC from time
-----------------
to time as the reference rate of interest which it employs to determine the interest rate it will charge for demand loans in Canadian Dollars to its customers in Canada and which it designates as its prime rate.

"Distribution" means any:
---------------

(a) payment of any dividend on or in respect of any shares of any class in the capital of the Borrower (including any shares thereof acquired through the exercise of warrants or rights of conversion, exchange or purchase);

(b) redemption, retraction, purchase or other acquisition or retirement, in whole or in part, of shares of any class in the capital of the Borrower (including any shares thereof acquired through the exercise of warrants or rights of conversion, exchange or purchase); or

(c) payment of principal, interest or other amounts in whole or in part, of any indebtedness of the Borrower for borrowed money (including without limitation, any indebtedness incurred or assumed by the Borrower pursuant to a capital lease or operating lease);

[CIBC LETTERHEAD APPEARS HERE]       -2-


to (in the case of (a) and (c)) or by or from (in the case of (b)) any shareholder or any affiliate of a shareholder of the Borrower, whether made or paid in or for cash, property or both, or the transfer of any property for consideration of less than fair market value to any shareholder any affiliate of a shareholder of the Borrower.

Event of Default" means an Event of Default as set out in Section 5.1 of this
---------
Schedule A.

"Full Life Net Present Worth" means, at any time, the discounted net present
-----------------------
value, as determined by CIBC, of the Borrower's forecasted cash flow, based on CIBC's estimate of the present and future production derived from those Proved Producing Reserves as are considered by CIBC in determining the Borrowing Base, and as adjusted by CIBC using the discount rates, inflation rates and pricing forecast as applied by CIBC based on its then current lending practice for loans of a similar nature to the Facility and with respect to similar type property,

"Material Adverse Change" means a material adverse change in:
--------------------------

(a)  the financial condition of the Borrower;

(b) the Borrower's ability to perform its obligations under this Financing Commitment;

(c)  the property, business, operations or liabilities of the Borrower; or

(d)  the lending value of the Borrower's oil and gas properties.

"Material Adverse Effect" means a material adverse effect on:
------------------

(a)  the financial condition of the Borrower;

(b) the Borrower's ability to perform its obligations under this Financing Commitment;

(c)  the property, business, operations or liabilities of the Borrower; or

(d)  the lending value of the Borrower's oil and gas properties.

"Permitted Encumbrances" means:
-------------------------

(a) undetermined or inchoate liens arising in the ordinary course of and incidental to construction or current operations which have not been filed pursuant to law against the Borrower or in respect of which no steps or proceedings to enforce such lien have been initiated or which relate to obligations which are not due or delinquent or if due or delinquent, any lien which the Borrower will be contesting in good faith if such contest will involve, in the opinion of CIBC, no risk of loss of any material part of the property of the Borrower;

(b) liens incurred or created in the Borrower's ordinary course of business and in accordance with sound industry practice in respect of the joint operation of oil and gas properties or related production or processing facilities as security in favour of a person conducting the development or operation of the property to which such liens relate, for the Borrower's portion of the costs and expenses of such development or operation, provided that such costs or expenses are not due or delinquent or if due or delinquent, any lien which the Borrower will be contesting in good faith if such contest will involve, in the opinion of CIBC, no risk of loss of any material part of the property of he Borrower;

(c) to the extent a security interest is constituted or created thereby, a sale or disposition of oil and gas properties resulting from any pooling or unit agreement entered into in the ordinary course of business when, in the Borrower's reasonable judgement, it is necessary to do so to facilitate the orderly exploration, development or operation of such properties, provided that the Borrower's resulting pooled or unitized interest is proportional to the interest contributed by it and is not materially less than the Borrower's interest in such oil and gas properties prior to such pooling or unitization, and its obligations in respect thereof, are not greater than its proportional share based on the interest acquired by it;

[CIBC LETTERHEAD APPEARS HERE]       -3-

(d) to the extent a security interest is constituted or created thereby, farmouts or overriding royalty interests, net profit interests, reversionary interests and carried interests in respect of the Borrower's oil and gas properties that are entered into with or granted to arm's length third parties in the ordinary course of business and in accordance with sound industry practice;

(e) liens for penalties arising under non-participation provisions of operating agreements in respect of the Borrower's oil and gas properties, if such liens do not, in the opinion of CIBC, materially detract from the value of any material part of the property of the Borrower;

(f) easements, rights-of-way, servitudes, zoning or other similar rights, or restrictions in respect of land owned by the Borrower (including, without limitation, rights-of-way and servitudes for railways, sewers, drains, pipe lines, gas and water mains, electric light and, power and telephone or telegraph or cable television conduits, poles, wires and cables) which, either alone or in the aggregate, do not, in the opinion of CIBC, materially detract from the value of such land or materially impair its use in the operation of the business of the Borrower;

(g) any lien or trust arising in connection with worker's compensation, unemployment insurance, pension and employment laws or regulations;

(h) the right reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, license, franchise, grant or permit acquired by the Borrower, or by any statutory provision to terminate any such lease, license, franchise, grant or permit or to require annual or other periodic payments as a condition of the continuance thereof;

(i) all reservations in the original grant from the Crown of any lands and premises or any interests therein and all statutory exceptions, qualifications and reservations in respect of title;

(j) to the extent a security interest is constituted or created thereby, any right of first refusal in favour of any person granted in the ordinary course of business with respect to the oil and gas properties of the Borrower;

(k) any claim or encumbrance from time to time disclosed by the Borrower to CIBC and which is consented to in writing by CIBC;

(l) to the extent a security interest is constituted or created thereby, sales of production made in the ordinary course of business, sale and leaseback transactions and purchase money security interests on property other than property used by CIBC to establish the then applicable Borrowing Base; and

(m)  public and statutory liens not yet due arising by operation of law.

"Permitted Indebtedness" means:
------------------------

(a) all trade payables and other similar indebtedness of the Borrower not past due by more than 60 days (other than indebtedness for borrowed money) incurred in the normal course of business, provided each such indebtedness is classified as a current liability on the Borrowers' financial statements and based on generally accepted accounting principles in Canada;

(b)  all indebtedness of the Borrower to CIBC under this Financing Commitment;

(C) all indebtedness arising from the sale and leaseback by the Borrower of personal property to be used in its ongoing oil and gas operations, provided such indebtedness does not in the aggregate exceed at any one time 5% of the then applicable Borrowing Base; and

(d)  any other indebtedness of the Borrower consented to in writing by CIBC.

"Principal Indebtedness" means at anytime the outstanding principal indebtedness
------------------------
owed by the Borrower to CIBC under this Financing Commitment, including any contingent obligations or exposure of CIBC arising from any availment of the Sundry Options.

[CIBC LETTERHEAD APPEARS HERE]       -4-


"Property Disposition" means any sale, transfer or swap of, grant of a security
-----------------------
interest in or loss, destruction or any other disposition whatsoever, whether voluntary or involuntary, of any of the Borrower's oil and gas properties used in the determination of the Borrowing Base.

"Proved Producing Reserves" means those oil and gas reserves estimated as
----------------------------
recoverable under current technology and existing economic conditions from that portion of a reservoir which can be reasonably evaluated as economically productive on the basis of analysis of drilling, geological, geophysical and engineering data, including reserves to be obtained by enhanced recovery processes demonstrated to be economic and technically successful in the subject reservoir and which are actually on production.

"Quarter" means a 3 Month period commencing on the first day of each and every
----------
January, April, July and October.


1.2       Number. Wherever the context of this Financing Commitment so requires,
          ------
a term used herein importing the singular shall also include the plural and vice versa.

7.6       Monetary References. Whenever an amount of money is referred to in any
          -------------------
of the Documents, such amount shall, unless otherwise expressly stated, be in Canadian dollars.

7.7       Time. Time shall be of the essence in this Financing Commitment.
          ----

1.5       Governing Law. This Financing Commitment shall be governed by and
          -------------
construed in accordance with the Laws in force in the Province of Alberta from time to time.

1.6       Enurement. This Financing Commitment shall be binding upon and shall
          ---------
enure to the benefit of the Borrower and its respective successors and permitted assigns.

1.7.      Amendments. This Financing Commitment may only be amended by an
          ----------
instrument in writing signed by the parties.

1.8.      No Waiver
          ---------
(a) No waiver by a party of any provision or of the breach of any provision of any of this Financing Commitment shall be effective unless it is contained in a written instrument duly executed by an authorized officer or representative of such party. Such written waiver shall affect only the matter specifically identified in the instrument granting the waiver and shall not extend to any other matter, provision or breach.

(b) The failure of a party to take any steps in exercising any right in respect of the breach or nonfulfillment of any provision of any of this Financing Commitment shall not operate as a waiver of that right, breach or provision, nor shall any single or partial exercise of any right preclude any other or future exercise of that right or that right or the exercise of any other right, whether in law or otherwise.

1.9       Severability. If the whole or any portion of this Financing Commitment
          --------------
or the application thereof to any circumstance shall be held invalid or unenforceable to an extent that does not affect the operation of this Financing Commitment in a fundamental way, the remainder of the provision in question, or its application to any circumstance other than that to which it has been held invalid or unenforceable, and the remainder of this Financing Commitment, shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

1.10    Accounting Terms and Principles. Except as otherwise expressly provided,
        --------------------------------
all accounting terms, principles and calculations applicable to this Financing Commitment, including the financial statements of the Borrower shall, be interpreted, applied and calculated, as the case may be, in accordance with Canadian generally accepted accounting principles. The basis of accounting shall be applied and made on a consistent basis and shall not be changed unless agreed to by CIBC in writing, such consent not to be unreasonably withheld.

[CIBC LETTERHEAD APPEARS HERE]       -5-

                                   ARTICLE 2
                        CALCULATION OF INTEREST AND FEES

2.1       Records. CIBC shall maintain records, in written or electronic form,
          -------
evidencing all advances and all other indebtedness owing by the Borrower to CIBC under this Financing Commitment. CIBC shall enter in such records details of all amounts from time to time owing, paid or prepaid by the Borrower to it hereunder. The information entered in such records shall constitute prima facie evidence of the indebtedness of the Borrower to CIBC under this Financing Commitment.



2.2       Payment of Interest and Fees
          ----------------------------

(a)  Interest. Except as expressly stated otherwise herein, all CIBC Prime Rate
     --------
     loans from time to time outstanding hereunder shall bear interest, as well after as before maturity, default and judgment, with interest on overdue interest, at the applicable rates. Interest payable at a variable rate shall be adjusted automatically without notice to the Borrower whenever there is a variation in such rate.

(b)  Calculation of Interest. Interest on CIBC Prime Rate loans shall accrue and
     -----------------------
     be calculated daily and be payable on such Banking Day as is customary for CIBC having regard to its then existing practice. Interest on CIBC Prime Rate loans shall be calculated on the basis of a 365 day year.

(c)  Interest Act (Canada). For the purposes of the Interest Act (Canada) and
     -----------------------
     all other applicable laws which may hereafter regulate the calculation or computation of interest in this Financing Commitment, the annual rates of interest and fees applicable to CIBC Prime Rate loans are the rates as determined under this Financing Commitment multiplied by the actual number of days in a period of one year commencing on the first day of the period for which such interest is payable and divided by 365.

2.3  Waiver of Judgment Interest Act (Alberta). To the extent permitted by
     -----------------------------------------
applicable law, the provisions of the Judgment Interest Act (Alberta) shall not apply to this Financing Commitment and are hereby expressly waived by the Borrower.

2.4  Deemed Reinvestment Not Applicable. For the purposes of the Interest Act
     ----------------------------------
(Canada), the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Financing Commitment and the rates of interest stipulated in this Financing Commitment are intended to be nominal rates and not effective rates or yields.

                                   ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

3.1  Representations and Warranties The Borrower hereby represents and warrants
     -------------------------------
to CIBC as of the date of this Financing Commitment and each time the Borrower requests an Availment that:

(a)  Incorporation, Organization and Power, The Borrower has been duly
     -------------------------------------
     incorporated and is validly existing under the laws of its jurisdiction of incorporation and is duly registered to carry on business in each jurisdiction in Canada in which the nature of any material business carried on by it or the character of any property owned or leased by it makes such registration necessary, and it has full corporate power and capacity to enter into and perform its obligations under this Financing Commitment and to carry on its business as currently conducted.

(b)  Authorization and Status of Agreements. This Financing Commitment and the
     --------------------------------------
     Security have been duly authorized, executed and delivered by the Borrower and does not conflict with or contravene or constitute a default or create an encumbrance, other than a Permitted Encumbrance, under:

  (i) its constating documents or by-laws or any resolution of its directors or partners, as the case may be:

 (ii) any agreement or document to which it is a party or by which any of its property is bound; or

(iii)   any applicable law,

     the contravention of which would have a Material Adverse Effect.

[CIBC LETTERHEAD APPEARS HERE]       -6-

(c)  Enforceability. This Financing Commitment and the Security constitutes the
     --------------
     Borrower's valid and binding obligations and each is enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar statutes affecting the enforcement of creditors' rights generally and by general principles of equity.

(d)  Litigation. There are no actions, suits or proceedings at law or before or
     -----------
     by any administrative body existing or pending, or to the Borrowers knowledge threatened, or which, to the Borrower's knowledge, it is threatened to be made a party and the result of which would, if successful against it, have a Material Adverse Effect or cause a Material Adverse Change.

(e)  Environmental Laws. The Borrower has obtained all material permits,
     ------------------
     licenses and other authorizations which are required under environmental laws. The Borrower is in full compliance with environmental laws and with the terms and conditions of all such permits, licenses and authorizations, except to the extent that failure to so comply would not have a Material Adverse Effect or cause a Material Adverse Change.

(f)  Environmental Condition of Property. The property or any part thereof
     -----------------------------------
     owned, operated or controlled by the Borrower:

   (i) is not, to the knowledge of the Borrower, the subject of any outstanding claim, charge or order from an administrative body alleging violation of environmental laws or, if subject to any such claim, charge or order, the Borrower is taking or causing to be taken, with respect to its subsidiaries all such remedial, corrective or other action required under the claim, charge or order or is diligently and in good faith contesting or causing its subsidiaries to contest the validity thereof; and

  (ii) complies, with respect to each of its use and operation, in all material respects with environmental laws and with the terms and conditions of all permits, licenses and other authorizations which are required to be obtained by each of them under applicable environmental laws.

(g)  Title to Properties. The Borrower has and shall continue to maintain good,
     -------------------
     beneficial and valid title to its oil and gas properties, subject only to Permitted Encumbrances, and is entitled to charge its interest in such properties in favour of CIBC under the Security without the need to obtain the consent of or release from any other person and such oil and gas properties are not held in trust for any other person other than as disclosed in writing to CIBC.

(h)  Operation of Properties. To the best of the Borrower's knowledge,
     -----------------------
     information and belief, after due enquiry, all oil, gas and other wells have been and shall continue to be drilled, completed, shut-in, abandoned (and if required to be so abandoned, abandoned in accordance with applicable law), and the facilities, plants and equipment in respect thereof have been and shall continue to be operated and maintained, as the case may be, in a good and workmanlike manner in accordance with sound industry practice and in accordance with all applicable laws, except to the extent that the failure to comply would not have a Material Adverse Affect or cause a Material Adverse Change.

(i)  No Adverse Change.  The most recent audited financial statements of the
     -----------------
     Borrower provided to CIBC were prepared in accordance with Canadian generally accepted accounting principles and such audited financial statements present fairly in all material respects the Borrower's financial position as at the date thereof and since that date there has been no Material Adverse Change.

(j)  Information. All factual information heretofore or contemporaneously
     ------------
     furnished by or on behalf of the Borrower to CIBC in connection with this Financing Commitment is true and accurate in all material respects and the Borrower is not aware of any omission of any material fact which renders such factual information incomplete or misleading in any material way.

(k)   No Breach of Orders, Licences or Statutes. The Borrower is not in breach
      -----------------------------------------
      of:

   (i) any order, approval or mandatory requirement or directive of any administrative body;

  (ii)  any governmental licence or permit; or

 (iii)  any applicable law,

      the breach of which would have a Material Adverse Effect.

[CIBC LETTERHEAD APPEARS HERE]       -7-


(l)   No Default. No Event of Default has occurred and no event with the passage
      ----------
      of time or the giving of notice, or both, has which would become an Event of Default.


(m)   Approval. All material regulatory approvals, permits and licenses
      --------
      necessary for the Borrower to carry on its business, as currently carried on, and all approvals, and consents necessary for it to enter into this Financing Commitment and the Security and perform its obligations thereunder have, in each case, been obtained and are in good standing.

(n)  Subsidiaries. The Borrower has no director indirect subsidiaries other than
     -------------
     as disclosed in writing to CIBC.

3.2        Acknowledgement. The Borrower acknowledges that CIBC is relying
           ---------------
upon the representations and warranties in this Article 3 in making this Financing Commitment available to the Borrower and that the representations and warranties herein shall be deemed to be restated in every respect effective on the date each and every Availment is made under this Financing Commitment.


                                   ARTICLE 4
                           COVENANTS OF THE BORROWER

4.1        Affirmative Covenants. While any indebtedness under this Financing
           ---------------------
Commitment and the Security is outstanding or any of the Availments remains available to the Borrower and except with the written consent of CIBC, the Borrower covenants with CIBC that:

(a)  Punctual Payment. The Borrower shall pay or cause to be paid all
     -----------------
     indebtedness and other amounts payable under this Financing Commitment and the Security punctually when due.

(b)  Corporate Existence. The Borrower shall do or shall cause to be done all
     --------------------
     things necessary to preserve and keep in full force and effect its corporate existence in good standing as a corporation under the laws of its jurisdiction of incorporation.

(c)  Inspection by CIBC.   The Borrower shall allow and do all things necessary
     ------------------
     to enable CIBC, acting reasonably, from time to time to inspect all of the Borrower's corporate and financial records located at its plants and sites including where the Borrower may otherwise carry on business.

(d)  Notice of Event of Default. The Borrower shall notify CIBC of the
     --------------------------
     occurrence of any Event of Default, or of any event which with the passage of time or the giving of notice, or both, would become an Event of Default, forthwith upon becoming aware thereof and specify in such notice the nature of the event and the steps taken or proposed to be taken to remedy the same.

(e)  Notice of Environmental Damage. The Borrower shall, promptly upon acquiring
     ------------------------------
     knowledge thereof, notify CIBC of the discovery of any contaminant or of any release of a contaminant into the environment from or upon the land or property owned, operated or controlled by the Borrower which could reasonably be expected to have a Material Adverse Effect.

(f)  Environmental Certificates. The Borrower shall provide an environmental
     --------------------------
     certificate in CIBC's standard form to CIBC at the same time as the delivery of its annual financial statements.

(g)  Additional Environmental Information. The Borrower shall upon the
     ------------------------------------
     request of CIBC make available for discussion with CIBC and its nominee at all reasonable times the individuals who were involved in the preparation of any environmental certificate given hereunder.

(h)  Operation of Properties. The Borrower shall operate its property or, if it
     -----------------------
     is not the operator, use reasonable efforts to ensure that such property is operated, in accordance with sound industry practice and in accordance with all applicable laws.

(i)  Performance of Leases. The Borrower shall perform or cause to be
     ---------------------
     performed all obligations under all leases relating to its oil and gas properties, including payment of rentals, royalties, taxes or other charges in respect thereof which are necessary to maintain all such leases in good standing in all material respects, provided that this covenant shall not restrict their right to surrender leases which are uneconomic to maintain.

[CIBC LETTERHEAD APPEARS HERE]       -8-

(j)  Insurance. The Borrower shall maintain or cause to be maintained adequate
     ---------
     insurance in respect of its property, including all wellhead equipment and other plant and equipment according to prudent industry standards, and shall provide CIBC with copies of all insurance policies relating thereto if so requested.

(k)  Material Adverse Claims. The Borrower shall, except for Permitted
     -----------------------
     Encumbrances, defend its property from all material adverse claims where the failure to do so may have a Material Adverse Effect.

(l)  Protection of Security. The Borrower shall do all things reasonably
     -----------------------
     requested by CIBC to protect and maintain the Security and the priority thereof in relation to other persons.

(m)  Environmental Audit. If CIBC, acting reasonably, determines that the
     -------------------
     Borrower's obligations or other liabilities in respect of matters dealing with the protection or contamination of the environment or the maintenance of health and safety standards, whether contingent or actual, may have a Material Adverse Effect then, at the request of CIBC, the Borrower shall assist CIBC in conducting an environmental audit of the property which is the subject matter of such contingent or actual obligations or liabilities, by an independent consultant selected by CIBC. The cost of such audit shall be for the account of the Borrower, provided that, CIBC shall carry out such audit in consultation with the Borrower to expedite its completion in a cost effective manner. Should the result of such audit indicate that the Borrower is in breach, or with the passage of time is likely to be in breach, of any environment law and such breach or potential breach has or may have, in the opinion of CIBC, acting reasonably, a Material Adverse Effect, and without in any way prejudicing or suspending any of the rights and remedies of CIBC under this Financing Commitment, the Borrower shall forthwith commence and diligently proceed to rectify or cause to be rectified such breach or potential breach, as the case may be, and shall keep CIBC fully advised of the actions it intends to take and has taken to rectify such breach or potential breach and the progress it is making in rectifying same. CIBC shall be permitted to retain, for the account of the Borrower, the services of a consultant to monitor the Borrower's compliance with this Section 4.1 (m).

(n)  Other Information. The Borrower shall provide to CIBC, at the request of
     ------------------
     CIBC acting reasonably, such other documentation and information concerning the Borrower and its business as CIBC may require.

(o)  Security, The Security shall be in such form or forms as shall be required
     --------
     by CIBC acting reasonably, and shall be registered in such offices in Canada or any Province thereof as CIBC may from time to time require to protect the security interests created thereby. Should CIBC determine at any time and from time to time that the form and nature of the then existing Security is deficient in any way or does not fully provide CIBC with the security interests and priority to which CIBC is entitled hereunder, the Borrower shall forthwith execute and deliver or cause to be executed and delivered to CIBC, at the Borrower's expense, such amendments to the Security or provide such new security as CIBC may reasonably request.

(p)  Fixed Charge Security. If CIBC determines in its sole discretion that there
     ----------------------
     has been a Material Adverse Change (including the occurrence of a Borrowing Base Shortfall) and CIBC considers it necessary for its adequate protection, the Borrower, at the request of CIBC, shall forthwith grant or cause to be granted to CIBC, a fixed charge and security interest (subject only to Permitted Encumbrances which under applicable law rank in priority thereto) in such of the Borrowers property as CIBC shall, in its sole discretion, determine as security for all then present and future indebtedness of the Borrower to CIBC under this Financing Commitment. In this connection, the Borrower shall:

  (i) provide CIBC with such information as is reasonably required by CIBC to identify the property to be so charged;

 (ii) do all such things as are reasonably required to grant in favour of CIBC, a fixed charge and security interest (subject only to Permitted Encumbrances which under applicable law rank in priority thereto) in respect of such property to be so charged;

(iii) provide CIBC with all corporate resolutions and other action, as reasonably required for the Borrower, to grant to CIBC a fixed charge and security interest (subject only to Permitted Encumbrances which under applicable law rank in priority thereto) in their respective property identified by CIBC to be so charged;

 (iv) provide CIBC with such security instruments and other documents which CIBC, acting reasonably, deems are necessary to give full force and effect to the provisions of this Section 4.1(p);

[CIBC LETTERHEAD APPEARS HERE]       -9-


     (v) assist CIBC in the registration or recording of such agreements and instruments in such public registry offices in Canada or any Province thereof as CIBC, acting reasonably, deems necessary to give full force and effect to these provisions; and

    (vi) pay all reasonable costs and expenses incurred by CIBC in connection with the preparation, execution and registration of all agreements, documents and instruments, including any amendments to the Security, made in connection herewith.


4.2       Negative Covenants. While any indebtedness under this Financing
          ------------------
Commitment and the Security is outstanding or any of the Availments remain available to the Borrower, and except with the prior written consent of CIBC, such consent not to be unreasonably withheld, the Borrower shall not:

     (a)  incur indebtedness except for Permitted Indebtedness;

     (b) provide or permit a security interest or lien over its property, except for Permitted Encumbrances;

     (c)  make any Distribution;

     (d)  merge, amalgamate or consolidate with another person;

     (e) make any material change in the nature of its business as now carried on;

     (f) make material investments or enter into ventures of a material nature which are outside the scope of their normal course of business;

     (g) grant a security interest or lien over any shares it owns, either directly or indirectly, in any of its subsidiaries, if any, other than pursuant to the Security; and

     (h) make any sale or disposition of its property, other than in the ordinary course of business.


                                   ARTICLE 5
                               EVENTS OF DEFAULT


5.1       Events of Default. Each of the following events shall constitute an
          -----------------
Event of Default under this Financing Commitment:

(a)  Incorrect Representations. If any representation or warranty made to CIBC
     --------------------------
     by the Borrower shall prove to have been incorrect in any material respect when so made or deemed to have been repeated as herein provided and, as a result of such incorrect representation or warranty, there has been a Material Adverse Change or such correct representation or warranty has a Material Adverse Effect.

(b)  Failure to Pay. If the Borrower makes default in the due and punctual
     ---------------
     payment of any principal, interest, fees or other amounts owing under or pursuant to this Financing Commitment as and when the same becomes due and payable, whether at maturity or otherwise and such default continues for a period of 3 days after notice of such default is given by CIBC to the Borrower.

(c)  Breach of Covenants. Except for an Event of Default set out in the above
     -------------------
     paragraph, if the Borrower defaults in the performance or observance of any covenant, obligation or condition to be observed or performed by it under or pursuant to this Financing Commitment or any other agreement now or hereafter made by the Borrower with CIBC, and such default continues for a period of 30 days after notice is given to the Borrower by CIBC.

[CIBC LETTERHEAD APPEARS HERE]       -10-

(d)  Insolvency. If a judgment, decree or order of a court of competent
     ----------
     jurisdiction is entered against the Borrower, (i) adjudging it bankrupt or insolvent, or approving a petition seeking its reorganization or winding-up under the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous Law, or (ii) appointing a receiver, trustee, liquidator, or other person with like powers, over all, or substantially all, of its property or (iii) ordering the involuntary winding up or liquidation of affairs or (iv),if any receiver or other person with like powers is appointed over all, or substantially all, of its property, unless such appointment is stayed and of no effect against the Security and the rights of CIBC thereunder.

(e)  Winding-Up. If (i) an order or a resolution is passed for the dissolution,
     -----------
     winding-up, reorganization or liquidation of the Borrower, pursuant to applicable laws, including the Business Corporations Act (Alberta), or (ii) the Borrower institutes proceedings to be adjudicated bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous law, or (iii) the Borrower consents to the filing of any petition under any such law or to the appointment of a receiver, or other person with like, powers, over all, or substantially all, of such party's property, or (iv) the Borrower makes a general assignment for the benefit of creditors, or becomes unable to pay its debts generally as they become due, or (v) the Borrower takes or consents to any action in furtherance of any of the aforesaid purposes.

(f)  Other Indebtedness. The Borrower fails to make any payment of principal or
     ------------------
     interest in regard to any indebtedness whatsoever owed by it after the expiry of any applicable grace period and demand therefor, whether incurred before or after the date hereof, to any person other than CIBC, where the outstanding principal amount of such indebtedness is more than $50,000.

(g)  Other Defaults. The Borrower defaults in the observance or performance of
     ---------------
     any non-monetary obligation, covenant or condition to be observed or performed by it pursuant to any agreement to which it is a party or by which any of its property is bound, where such default would have a Material Adverse Effect and it fails to remedy such default within a period of 30 days after notice of such default.

(h)  Adverse Proceedings. The occurrence of any action, suit or proceeding
     --------------------
     against or affecting the Borrower before any court or before any administrative body which, if successful, would, constitute a Material Adverse Change, unless the action, suit, or proceedings shall be contested diligently and in good faith and, in circumstances where a lower court or tribunal has rendered a decision adverse to such party, such party is appealing such decision, and has provided CIBC with a reserve in respect thereof, adequate in the opinion of CIBC.

(i)  Cessation of Business. The Borrower ceases or proposes to cease
     ---------------------
     carrying on business, or a substantial part thereof, or makes or threatens to make a bulk sale of its property.

(j)  Material Adverse Change. Any Material Adverse Change occurs, as
     -----------------------
     determined by CIBC acting reasonably, and the Borrower fails to remedy such Material Adverse Change within a period of 30 days after notice thereof from CIBC.


5.2       Remedies. Upon the occurrence of an Event of Default, CIBC may
          --------
forthwith terminate any further obligation to provide Availments, make advances or to grant any further credits to the Borrower and may declare the Principal Indebtedness together with unpaid accrued interest thereon and any other amounts owing under or pursuant to this Financing Commitment, contingent or otherwise, to be immediately due and payable, whereupon the Borrower shall be obligated without any further grace period to forthwith pay such amounts to CIBC and CIBC may exercise any and all rights, remedies, powers and privileges afforded by applicable law or under any and all other instruments, documents and agreements made to secure or assure payment and performance of the obligations of the Borrower under this Financing, Commitment, including, without limitation, the Security.

5.3       Waivers. An Event of Default may only be waived in writing, by CIBC.
          -------

                                   ARTICLE 6
                                   ASSIGNMENT

6.1       Assignment of Interests. The rights and obligations of the Borrower
          -----------------------
under this financing Commitment shall not be assignable, in whole or in part, without the prior written consent of CIBC.

[CIBC LETTERHEAD APPEARS HERE]       -11-

                                   ARTICLE 7
                                 MISCELLANEOUS

7.1       Telephone Instructions. Any verbal instructions given by the Borrower
          ----------------------
in relation to this Financing Commitment shall be at the risk of the Borrower, and CIBC shall have no liability for any error or omission in such verbal instructions or in the interpretation or execution thereof by CIBC provided CIBC acted without gross negligence in the circumstances.

7.2       No Partnership, Joint Venture or Agency. The Borrower agrees that
          ---------------------------------------
nothing contained in this Financing Commitment nor the conduct of any party shall in any manner whatsoever constitute or be intended to constitute any party as the agent or representative or fiduciary of the other, constitute or be intended to constitute a partnership or joint venture between CIBC and the Borrower.

7.3       Further Assurances. The Borrower shall, from time to time forthwith at
          ------------------
CIBC's request and at the Borrower's own cost and expense, do, make, execute and deliver, or cause to be done, made. executed and delivered, all such further documents, financing statements, assignments, acts, matters and things which may be reasonably required by CIBC with respect to this Financing Commitment, the Security or any part thereof and to give effect to any provision thereof.

7.4       Waiver of Laws. To the extent legally permitted, the Borrower hereby
          --------------
irrevocably and absolutely waives the provisions of any applicable law which may be inconsistent at any time with, or which may delay or limit in any way, the enforcement of this Financing Commitment and the Security in accordance with their terms.

7.5 Attornment. The Borrower does hereby irrevocably submit and afforn to the non-exclusive jurisdiction of the courts of the Province of Alberta for all matters arising out of or relating to this Financing Commitment and the Security or any of the transactions contemplated thereby.

7.6       Interest on Payments in Arrears. Except as otherwise provided in this
          -------------------------------
Financing Commitment, interest shall be paid by the Borrower as follows:

     (a) on amounts for which CIBC has actually incurred an out-of-pocket expense and for which CIBC has an obligation under this Financing Commitment to reimburse such amounts to any third party incurring the expenses, interest shall be payable on such amount at the CIBC Prime Rate plus 2% from and including the day on which the amount was incurred to but excluding the day on which the amount is reimbursed; and

     (b) on amounts payable by the Borrower to CIBC under this Financing Commitment where such payment is in default but the non-payment of such amount has not required an actual out-of-pocket expense by CIBC, at the CIBC Prime Rate plus 2% from and including the day on which the payment was due, but excluding the day on which the payment is made whether before or after judgment.


7.7       Payments Due on Banking Day. Whenever any payment hereunder shall be
          ---------------------------
due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day and such extension of time shall in such in the computation of payment of interest thereunder.


7.8       Application of Proceeds. Except as otherwise agreed to by CIBC in its
          -----------------------
sole discretion and as otherwise expressly provided hereunder, all payments made by or on behalf of the Borrower under this Financing Commitment, after acceleration of the Principal Indebtedness, shall be applied by CIBIC in the following order:

     (a) in payment of any amounts due and payable by way of recoverable expenses;

[CIBC LETTERHEAD APPEARS HERE]       -12-

(b) in payment of any amounts byway of any fees (other than standby fees);

(c) in payment of any amounts due and payable as and by way of interest or standby fees, including any interest on overdue amounts;

(d) in payment of the Principal Indebtedness; and

(e) in payment of the Principal Indebtedness under this Financing Commitment or the Security

7.9       Counterparts. This Financing Commitment may be executed in
          ------------
counterpart, each of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same instrument.

7.10      Whole Agreement. This Financing Commitment constitutes the whole and
          ---------------
entire agreement between the Borrower and CIBC and cancels and supersedes any prior agreements, undertakings, declarations, representations and warranties, written or verbal among all the parties in respect of the subject matter of this Financing Commitment.